March 2015
Preliminary Terms No. 168 Registration Statement No. 333-200365 Dated March 2, 2015 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities
The securities offered are unsecured obligations of Morgan Stanley and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each of the Russell 2000® Index and the EURO STOXX 50® Index is at or above its coupon barrier level of 75% of its respective initial index value on the related observation date. If, however, the index closing value of either underlying index is less than its coupon barrier level on any observation date, we will pay no interest for the related monthly period. In addition, starting on approximately the fifth anniversary of the original issue date, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective initial index value on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. At maturity, if the securities have not previously been redeemed, investors will receive a payment based on the leveraged performance of the worst performing underlying index, with the possibility of a positive return even if the worst performing underlying index has declined as long as such decline is not to or below its threshold level, as set forth below. Because of the manner in which the payment at maturity is calculated, if the final index value of each underlying index is greater than 50% of its initial index value, which we refer to as the respective threshold level, investors will receive a positive return of 2% for each 1% by which the final index value of the worst performing underlying index is greater than its threshold level. However, if the final index value of either underlying index is less than its threshold level, investors will lose 2% for each 1% by which the final index value of the worst performing underlying index is less than its threshold level. There is no minimum payment at maturity on the securities. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 15-year term of the securities.  Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon barrier level or respective threshold level, as applicable, of either underlying index will result in few or no contingent monthly coupon payments or a loss of some or all of your investment, even if the other underlying index appreciates or has not declined as much. These long-dated securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing some or all of their principal if either underlying index declines below its threshold level and the risk of receiving no monthly coupons over the entire 15-year term with no possibility of being called out of the securities until after the initial 5-year non-call period. The securities are notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	Morgan Stanley
Underlying indices:	Russell 2000® Index (the “RTY Index”) and EURO STOXX 50® Index (the “SX5E Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	March 26, 2015
Original issue date:	March 31, 2015 (3 business days after the pricing date)
Maturity date:	March 29, 2030
Early redemption:
The securities are not subject to automatic early redemption until approximately the fifth anniversary of the original issue date. Following this initial 5-year non-call period, if, on any redemption determination date, beginning on the third scheduled business day preceding March 29, 2020, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early on any early redemption date if the index closing value of either underlying index is below the respective initial index value for such underlying index on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Contingent monthly coupon:
A contingent monthly coupon at an annual rate of 7.00% (corresponding to approximately $5.8333 per month per security) will be paid on the securities on each coupon payment date but only if the closing value of each underlying index is at or above its respective coupon barrier level on the related observation date.
If, on any observation date, the closing value of either underlying index is less than the respective coupon barrier level for such underlying index, we will pay no coupon for the applicable monthly period. It is possible that one or both underlying indices will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire 15-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:
If the securities are not redeemed prior to the maturity date, investors will receive, in addition to the final contingent monthly coupon, if any, a payment at maturity based on the leveraged performance of the worst performing underlying index, equal to: (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index times (iii) 2.
Because of the manner in which the payment at maturity is calculated, if the final index value of each underlying index is greater than its respective threshold level, investors will receive a positive return of 2% for each 1% by which the final index value of the worst performing underlying index is greater than its threshold level. However, if the final index value of either underlying index is less than its respective threshold level, investors will lose 2% for each 1% by which the final index value of the worst performing underlying index is less than its threshold level. There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment in the securities.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $911.70 per security, or within $40.00 of that estimate. See “Investment Summary” on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions(1)(2)	Proceeds to issuer(3)
Per security	$1,000	$	$
Total	$	$	$
(1)	The price to public for investors purchasing the securities in fee-based advisory accounts will be $970 per security.
(2)
Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $     for each security they sell; provided that dealers selling to investors purchasing the securities in fee-based advisory accounts will receive a sales commission of $     per security. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)	See “Use of proceeds and hedging” on page 26.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.
Product Supplement for Auto-Callable Securities dated November 19, 2014	Index Supplement dated November 19, 2014
Prospectus dated November 19, 2014

Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

Terms continued from previous page:
Redemption determination dates:
Quarterly, on the third scheduled business day preceding each scheduled early redemption date, beginning on the third scheduled business day preceding March 29, 2020, subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:
Starting on March 29, 2020, quarterly, on the 29th day of each March, June, September and December; provided that if any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day

Coupon barrier level:	With respect to the RTY Index: , which is 75% of the initial index value of such index With respect to the SX5E Index: , which is 75% of the initial index value of such index
Threshold level:	With respect to the RTY Index: , which is 50% of the initial index value of such index With respect to the SX5E Index: , which is 50% of the initial index value of such index
Initial index value:	With respect to the RTY Index: , which is its index closing value on the pricing date With respect to the SX5E Index: , which is its index closing value on the pricing date
Final index value:	With respect to each index, the respective index closing value on the final observation date
Worst performing underlying index:	The underlying index with the lesser index performance factor
Index performance factor:	Final index value divided by the initial index value
Coupon payment dates:
Monthly, on the 29th day of each month (or, in the case of February, the last calendar day of such month), beginning April 29, 2015; provided that if any such day is not a business day, that contingent monthly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date

Observation dates:
The third scheduled business day preceding each scheduled coupon payment date, beginning with the April 29, 2015 coupon payment date, subject to postponement for non-index business days and certain market disruption events. We also refer to the third scheduled business day prior to the scheduled maturity date as the final observation date.

CUSIP / ISIN:	61761JXK0 / US61761JXK05
Listing:	The securities will not be listed on any securities exchange.

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Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Cannon Securities

Principal at Risk Securities

Contingent Income Auto-Callable Cannon Securities due March 29, 2030 All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each underlying index is at or above its coupon barrier level of 75% of its respective initial index value on the related observation date.  If, however, the index closing value of either underlying index is less than its coupon barrier level on any observation date, we will pay no interest for the related monthly period.  It is possible that the index closing value of either underlying index could remain below the respective coupon barrier level for extended periods of time or even throughout the entire 15-year term of the securities so that you will receive few or no contingent monthly coupons during the term of the securities.  We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if both underlying indices were to be at or above their respective coupon barrier levels on some monthly observation dates, one or both underlying indices may fluctuate below the respective coupon barrier level(s) on others. In addition, starting on approximately the fifth anniversary of the original issue date, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective initial index value on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon.  At maturity, if the securities have not previously been redeemed, investors will receive a payment based on the leveraged performance of the worst performing underlying index, with the possibility of a positive return even if the worst performing underlying index has declined as long as such decline is not to or below its threshold level, as set forth below. Because of the manner in which the payment at maturity is calculated, if the final index value of each underlying index is greater than 50% of its initial index value, which we refer to as the respective threshold level, investors will receive a positive return of 2% for each 1% by which the final index value of the worst performing underlying index is greater than its threshold level. However, if the final index value of either underlying index is less than its threshold level, investors will lose 2% for each 1% by which the final index value of the worst performing underlying index is less than its threshold level.  There is no minimum payment at maturity on the securities.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 15-year term of the securities.

Maturity:	Approximately 15 years
Contingent monthly coupon:
A contingent monthly coupon at an annual rate of 7.00% (corresponding to approximately $5.8333 per month per security) will be paid on the securities on each coupon payment date but only if the closing value of each underlying index is at or above the respective coupon barrier level on the related observation date. If on any observation date, the closing value of either underlying index is less than the respective coupon barrier level, we will pay no coupon for the applicable monthly period.

Automatic early redemption on or after March 29, 2020:
Starting on March 29, 2020, if the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly redemption determination date, beginning on the third scheduled business day preceding March 29, 2020, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:
If the securities are not redeemed prior to the maturity date, investors will receive, in addition to the final contingent monthly coupon, if any, a payment at maturity based on the leveraged performance of the worst performing underlying index, equal to: (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index times (iii) 2.

Because of the manner in which the payment at maturity is calculated, if the final index

March 2015	Page 3

Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

value of each underlying index is greater than its respective threshold level, investors will receive a positive return of 2% for each 1% by which the final index value of the worst performing underlying index is greater than its threshold level. However, if the final index value of either underlying index is less than its respective threshold level, investors will lose 2% for each 1% by which the final index value of the worst performing underlying index is less than its threshold level. There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment in the securities.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $911.70, or within $40.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 18 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each underlying index is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing some or all of their principal if either underlying index declines below its threshold level and the risk of receiving no monthly coupons over the entire 15-year term with no possibility of being called out of the securities until after the initial 5-year non-call period. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 15-year term of the securities and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity
This scenario assumes that, prior to early redemption, each underlying index closes at or above its coupon barrier level on some monthly observation dates but one or both underlying indices close below the respective coupon barrier level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the index closing value of each underlying index is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which one or both underlying indices close below the respective coupon barrier level(s) on the related observation date.

Starting on March 29, 2020, when each underlying index closes at or above its initial index value on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity
This scenario assumes that each underlying index closes at or above the respective coupon barrier level on some monthly observation dates but one or both underlying indices close below the respective coupon barrier level(s) on the others, and each underlying index closes below the respective initial index value on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon for the monthly periods for which the index closing value of each underlying index is at or above the respective coupon barrier level on the related observation date, but not for the monthly periods for which one or both underlying indices close below the respective coupon barrier level(s) on the related observation date.

On the final observation date, each underlying index closes above its threshold level. At maturity, investors will receive a positive return of 2% for each 1% by which the final index value of the worst performing underlying index is greater than its threshold level.

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Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity
This scenario assumes that each underlying index closes at or above its respective coupon barrier level on some monthly observation dates but one or both underlying indices close below the respective coupon barrier level(s) on the others, and each underlying index closes below the respective initial index value on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon for the monthly periods for which the index closing value of each underlying index is at or above the respective coupon barrier level on the related observation date, but not for the monthly periods for which one or both underlying indices close below the respective coupon barrier level(s) on the related observation date.

On the final observation date, one or both underlying indices close below the respective threshold level(s). At maturity, investors will lose 2% for each 1% by which the final index value of the worst performing underlying index is less than its threshold level. No coupon will be paid at maturity in this scenario.

There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment in the securities.

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Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each monthly observation date, (2) the index closing values on each quarterly redemption determination date (starting in January 2019) and (3) the final index values. Please see “Hypothetical Examples” beginning on page 9 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting in March 2020)

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Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

Diagram #3:  Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 9.

March 2015	Page 8

Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the index closing value of each underlying index on each monthly observation date and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index on the final observation date. The actual initial index value, coupon barrier level and threshold level for each underlying index will be determined on the pricing date. All payments on the securities, if any, are subject to the credit risk of Morgan Stanley. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Monthly Coupon:
7.00% per annum (corresponding to approximately $5.8333 per month per security)*
With respect to each coupon payment date, a contingent monthly coupon is paid but only if the final index value of each underlying is at or above its respective coupon barrier level on the related observation date.

Automatic Early Redemption on or after March 29, 2020:
Starting on March 29, 2020, if the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at Maturity (if the securities have not been automatically redeemed early):
If the securities are not redeemed prior to the maturity date, investors will receive, in addition to the final contingent monthly coupon, if any, a payment at maturity based on the leveraged performance of the worst performing underlying index, equal to: (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index times (iii) 2.

Because of the manner in which the payment at maturity is calculated, if the final index value of each underlying index is greater than its respective threshold level, investors will receive a positive return of 2% for each 1% by which the final index value of the worst performing underlying index is greater than its threshold level. However, if the final index value of either underlying index is less than its respective threshold level, investors will lose 2% for each 1% by which the final index value of the worst performing underlying index is less than its threshold level. There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment in the securities.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the RTY Index: 1,200 With respect to the SX5E Index: 3,200
Hypothetical Coupon Barrier Level:
With respect to the RTY Index: 900, which is 75% of the hypothetical initial index value for such index
With respect to the SX5E Index: 2,400, which is 75% of the hypothetical initial index value for such index

Hypothetical Threshold Level:
With respect to the RTY Index: 600, which is 50% of the hypothetical initial index value for such index
With respect to the SX5E Index: 1,600, which is 50% of the hypothetical initial index value for such index

* The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis. The hypothetical contingent monthly coupon of $5.8333 is used in these examples for ease of analysis.

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Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Index Closing Value		Contingent Monthly Coupon
	RTY Index	SX5E Index
Hypothetical Observation Date 1	1,080 (at or above the coupon barrier level)	2,550 (at or above the coupon barrier level)	$5.8333
Hypothetical Observation Date 2	800 (below the coupon barrier level)	2,600 (at or above the coupon barrier level)	$0
Hypothetical Observation Date 3	1,100 (at or above the coupon barrier level)	2,300 (below the coupon barrier level)	$0
Hypothetical Observation Date 4	500 (below the coupon barrier level)	2,200 (below the coupon barrier level)	$0

On hypothetical observation date 1, both the RTY Index and SX5E Index close at or above their respective coupon barrier levels. Therefore a contingent monthly coupon of $5.8333 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, one underlying index closes at or above its coupon barrier level but the other underlying index closes below its coupon barrier level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying index closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the index closing value of either underlying index is below its respective coupon barrier level on the related observation date.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final Index Value		Payment at Maturity
	RTY Index	SX5E Index
Example 1:	1,000 (above the coupon barrier level and the threshold level)	2,560 (above the coupon barrier level and the threshold level)
$1,000 × index performance factor of the worst performing underlying index × 2
= $1,000 × (2,560 / 3,200) × 2 = $1,600
plus $5.8333 (the contingent monthly coupon with respect to the final observation date)

Example 2:	720 (above the threshold level but below the coupon barrier level)	2,560 (above the coupon barrier level and the threshold level)	$1,000 × index performance factor of the worst performing underlying index × 2 = $1,000 × (720 / 1,200) × 2 = $1,200
Example 3:	480 (below the threshold level)	2,240 (above the threshold level)	$1,000 × index performance factor of the worst performing underlying index × 2 = $1,000 × (480 / 1,200) × 2 = $800
Example 4:	360 (below the threshold level)	640 (below the threshold level)	$1,000 × index performance factor of the worst performing underlying index × 2 = $1,000 x (640 / 3,200) × 2 = $400

In example 1, the final index values of both the RTY Index and SX5E Index are above their respective coupon barrier levels and threshold levels. Therefore, investors receive at maturity a positive return of 2% for each 1% by which the final index value of the

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Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

worst performing underlying index is greater than its threshold level, as well as the contingent monthly coupon with respect to the final observation date.

In example 2, the final index values of both the RTY Index and SX5E Index are above their respective threshold levels. While the final index value of the SX5E Index is above its respective coupon barrier level, the final index value of the RTY Index is below its respective coupon barrier level. Therefore, even though both underlying indices have declined over the term of the securities, investors receive at maturity a positive return of 2% for each 1% by which the final index value of the worst performing underlying index is greater than its threshold level, but do not receive the contingent monthly coupon with respect to the final observation date.

In example 3, the final index value of one underlying index is above its threshold level, but the final index value of the other underlying index is below its threshold level. Therefore, investors will lose 2% for each 1% by which the final index value of the worst performing underlying index is less than its threshold level.

Similarly, in example 4, the final index value of each underlying index is below its respective threshold level, and investors will therefore lose 2% for each 1% by which the final index value of the worst performing underlying index is less than its threshold level.

If the final index value of EITHER underlying index is below its respective threshold level, investors will lose 2% for each 1% by which the final index value of the worst performing underlying index is less than its threshold level. There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment in the securities.

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Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

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The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final index value of either underlying index is less than its threshold level of 50% of its initial index value, you will be exposed to the decline in the closing value of the worst performing underlying index below its threshold level on a 2-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index times 2. In this case, the payment at maturity will be less than the stated principal amount and could be zero.

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The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the index closing value of each underlying index is at or above 75% of its initial index value, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, either underlying index closes below its respective coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that either or both index closing values could remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 15-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

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You are exposed to the price risk of both underlying indices, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of both underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices. Poor performance by either underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. To receive any contingent monthly coupons, each underlying index must close at or above its respective coupon barrier level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and either underlying index has declined to below its respective threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying index below its threshold level on a 2-to-1 basis, even if the other underlying index has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both underlying indices.

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Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any contingent monthly coupons, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With two underlying indices, it is more likely that either underlying index will close below its coupon barrier level or threshold level than if the securities were linked to only one underlying index, and therefore it is more likely that you will not receive any contingent monthly coupons and that you will suffer a loss on your investment. In addition, because each underlying index must close at or above its initial index value on a quarterly determination date (beginning after five years) in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one underlying index.

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Principal at Risk Securities

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The contingent monthly coupon, if any, is based only on the value of each underlying index on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing value of each underlying index on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the value of each underlying index on the monthly observation dates, if the closing value of either underlying index on any observation date is below the respective coupon barrier level, you will receive no coupon for the related interest period, even if the level of such underlying index was at or above its respective coupon barrier level on other days during that interest period, and even if the closing value of the other underlying index is at or above the coupon barrier level for such index.

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The market price will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective coupon barrier level and threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlying indices,

o	whether the index closing value of either underlying index has been below its respective coupon barrier level on any observation date,

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geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index,

o	dividend rates on the securities underlying the underlying indices,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlying indices and changes in the constituent stocks of such underlying indices, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. In particular, if either underlying index has closed near or below its coupon barrier level, and especially if either underlying index has closed near or below its threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either underlying index based on its historical performance. The value of either underlying index may decrease and be below the coupon barrier level for such index on each observation date so that you will receive no return on your investment, and one or both underlying indices may close below the respective threshold level(s) on the final observation date so that you lose some or all of your initial investment in the securities. There can be no assurance that the closing value of each underlying index will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective threshold level on the final observation date so that you do not suffer a loss on your initial investment in the securities. See “Russell 2000® Index Overview” and “EURO STOXX 50® Index Overview” below.

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Principal at Risk Securities

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The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities upon an automatic call, at maturity or on any coupon payment date, and therefore you are subject to the credit risk of Morgan Stanley. The securities are not guaranteed by any other entity. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

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The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and, therefore, the RTY index may be more volatile than that of indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

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There are risks associated with investments in securities linked to the value of foreign equity securities.  As the EURO STOXX 50® Index is one of the underlying indices, the securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

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Not equivalent to investing in the underlying indices.  Investing in the securities is not equivalent to investing in either underlying index or the component stocks of either underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either underlying index.

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Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first five years of the term of the securities.

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The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 15-year term of the securities.  The

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Contingent Income Auto-Callable Cannon Securities due March 29, 2030
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Principal at Risk Securities

securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

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The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 18 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

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The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price.  These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

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Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. Some of our subsidiaries also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index

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Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

and, therefore, could increase (i) the value at which such underlying index must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index), (ii) the coupon barrier level for such underlying index, which is the value at which the underlying index must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying index) and (iii) the threshold level for such index, which is the value at or above which the underlying index must close on the final observation date so that you do not lose some or all of your investment at maturity (depending also on the performance of the other underlying index). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of an underlying index on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying index).

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The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial index values, the coupon barrier levels and the threshold levels, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity and whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alternation of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

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Adjustments to the underlying indices could adversely affect the value of the securities.  The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent monthly coupon will be payable on the securities on the applicable coupon payment date, and/or the amount payment at maturity, if any, will be based on the value of such underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance is less than the coupon barrier level or threshold level, as applicable (depending also on the performance of the other underlying index).

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The U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the

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Principal at Risk Securities

Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Non-U.S. Holders should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors  should be subject to withholding tax. Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Contingent Income Auto-Callable Cannon Securities due March 29, 2030
All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Information as of market close on February 26, 2015:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 2/26/2015):	1,239.114
Current Index Value:	1,239.114	52 Week Low (on 10/13/2014):	1,049.303
52 Weeks Ago:	1,181.719

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2005 through February 26, 2015. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter for the period from January 1, 2010 through February 26, 2015. The closing value of the RTY Index on February 26, 2015 was 1,239.114. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2005 to February 26, 2015

* The black solid line in the graph indicates the hypothetical coupon barrier level, and the red solid line indicates the hypothetical threshold level, in each case assuming the index closing value on February 26, 2015 were the initial index value.

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Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.50	769.48	849.35
2013
First Quarter	953.07	872.61	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter	1,078.41	989.54	1,073.79
Fourth Quarter	1,163.64	1,043.46	1,163.64
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter (through February 26, 2015)	1,239.114	1,154.709	1,239.114

License Agreement between Russell Investments and Morgan Stanley

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley. For more information, see “Russell 2000® Index—License Agreement between Russell Investments and Morgan Stanley” in the accompanying index supplement.

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All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the EURO STOXX 50® Index, With Potential Leveraged Exposure if the Securities Are Not Called Prior to Maturity
Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on February 26, 2015:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 2/26/2015):	3,574.94
Current Index Value:	3,574.94	52 Week Low (on 10/16/2014):	2,874.65
52 Weeks Ago:	3,148.19

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2005 through February 26, 2015. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter for the period from January 1, 2010 through February 26, 2015. The closing value of the SX5E Index on February 26, 2015 was 3,574.94. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SX5E Index has at times experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance.

SX5E Index Daily Closing Values January 1, 2005 to February 26, 2015

* The black solid line in the graph indicates the hypothetical coupon barrier level, and the red solid line indicates the hypothetical threshold level, in each case assuming the index closing value on February 26, 2015 were the initial index value.

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Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter (through February 26, 2015)	3,574.94	3,007.91	3,574.94

License Agreement between STOXX Limited and Morgan Stanley

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Monthly
Record date:
The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Day count convention:	30/360
Postponement of coupon payment dates (including the maturity date) and early redemption dates:
If any observation date or redemption determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•      purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and
•      hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;
•      insurance companies;
•      certain dealers and traders in securities or commodities;
•      investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•      U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•      regulated investment companies;
•      real estate investment trusts;
•      tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•      persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.

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Principal at Risk Securities

In addition, we will not attempt to ascertain whether any issuer of any shares to which a security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder in the case of a USRPHC, upon the sale, exchange or settlement of a security. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•      a citizen or individual resident of the United States;
•      a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•      an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

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Principal at Risk Securities

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts

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Principal at Risk Securities

withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;
•      a foreign corporation; or
•      a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•      a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•      certain former citizens or residents of the United States; or
•      a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. In addition, as discussed above, if any issuer of Underlying Shares were treated as a USRPHC, certain adverse U.S. federal income tax consequences might apply to a Non-U.S. Holder upon the sale, exchange or settlement of the securities. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit

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Principal at Risk Securities

against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2016, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment on the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat all or a portion of the gross proceeds of a disposition (including upon retirement) of the securities as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our subsidiaries and/or third party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index and, therefore, could increase (i) the value at which such underlying index must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index), (ii) the coupon barrier level for such underlying index, which is the value at which the underlying index must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying index), and (iii) the threshold level for such underlying index, which is the value at or above which the underlying index must close on the final observation date so that you do not lose some or all of your investment at maturity (depending also on the performance of the other underlying index).  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying index on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying index). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the

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Principal at Risk Securities

Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a

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manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)   our interests are adverse to the interests of the purchaser or holder; and

(v)    neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $     for each security they sell; provided that dealers selling to investors purchasing the securities in fee-based advisory accounts will receive a sales commission of $      per security.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of

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Principal at Risk Securities

Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 19, 2014
Index Supplement dated November 19, 2014
Prospectus dated November 19, 2014

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus. As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

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